UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company” or “we”) has appointed Thomas Severson to serve as the Company’s Chief Financial Officer effective August 24, 2016. Mr. Severson replaces Michael Zemetra, who resigned from his position as Chief Financial Officer on August 22, 2016 (effective August 24, 2016) to pursue another opportunity. Mr. Zemetra’s employment with the Company will continue until August 31, 2016.

Mr. Severson, age 52, joined the Company in July 2016 in connection with the Company’s acquisition of Emerging Markets Communications (“EMC”), and has served as Chief Financial Officer of the Company’s Maritime and Land service line since that acquisition. Prior to the Company’s acquisition of EMC, Mr. Severson served as EMC’s Chief Financial Officer since June 2015. Prior to EMC, from November 2008 to September 2014, Mr. Severson served as Executive Vice President and Chief Financial Officer of Myxer, a streaming internet radio company. Prior to Myxer, from August 2005 through November 2008, he was Executive Vice President and Chief Financial Officer for The Nicklaus Companies, LLC.  Mr. Severson also previously held senior finance roles as the Chief Financial Officer for American Media and for Paxson Communications and was Chief Accounting Officer for Sinclair Broadcast Group, Inc. Mr. Severson started his career as a Certified Public Accountant in the Audit Assurance Practice of KPMG.  He received a Bachelor of Science degree in accounting from the University of Baltimore.

Severson Employment Agreement

The Company and Mr. Severson entered into an employment agreement (the “Employment Agreement”) dated August 25, 2016 and effective August 24, 2016 (such effective date, the “Commencement Date”).

The Employment Agreement provides for the following:

•	Base Salary. Mr. Severson will receive an initial annual base salary of $350,000.

•	Annual Performance Bonus. Subject to his achievement of certain individual and Company performance objectives to be established by the Chief Executive Officer and the Board’s Compensation Committee, Mr. Severson will be eligible for an annual performance bonus with an initial target of 75% of his annual base salary. Mr. Severson will receive a pro-rated annual performance bonus for the 2016 performance year based on the number of days elapsed in that year in his new CFO role.

•	Relocation Allowance and Temporary Lodging Stipend. Mr. Severson will receive a relocation allowance of $25,000 to cover moving expenses in connection with his relocation to the Los Angeles area from Miami, Florida, as well as a temporary lodging stipend until the six-month anniversary of the Commencement Date or, if earlier, until Mr. Severson establishes a permanent residence in the Los Angeles area.

•	Base-Salary and Option Exercise Period Severance Protection. If the Company terminates Mr. Severson’s employment without “cause” or Mr. Severson resigns for “good reason” (as such terms are defined in the Employment Agreement), subject to Mr. Severson entering into a general release and his continued compliance with the terms of the Employment Agreement, he will be entitled to continued payment of his then-current annual base salary for 12 months after the termination date and—for a period of 12 months following the termination date—to exercise his outstanding stock options that have vested as of the termination date.

•	Equity Grants. Mr. Severson received (i) a non-qualified stock option to purchase 200,000 shares of the Company’s common stock, at an exercise price per share of $8.41, which was the closing price of the Company’s common stock on The NASDAQ Capital Market on the date of the Compensation Committee’s approval of his option award (the “Option Award”), one-quarter of which will vest on August 24, 2017 and the balance of which will vest in equal monthly installments over the following 36 months, and (ii) an award of 80,000 restricted stock units, which will vest in four equal annual installments, with the first installment vesting on August 24, 2017 and the remaining installments vesting annually thereafter (the “RSU Award”), with all vesting subject to continuous employment through each vesting date (other than as provided for in the following sentence). If the Company terminates Mr. Severson’s employment without cause or Mr. Severson resigns for good reason, in each case within 12 months following a “change of control” (as defined in the Company’s Amended and Restated 2013 Equity Incentive Plan), all outstanding unvested options subject to the Option Award as well as all outstanding and unvested restricted stock units subject to the RSU Award will immediately and automatically vest upon the termination date.

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•	Special GEE Change of Control Cash Bonus. If a change of control of the Company occurs and Mr. Severson is continuously employed by the Company through the six-month anniversary thereof or is terminated by the Company without cause or resigns for good reason during that period, Mr. Severson will be eligible for a cash bonus in an amount up to two times his then-current annual base salary, less the value of any cash incentive compensation that Mr. Severson receives in connection with such change of control or during the six-month period thereafter, and by any cash amounts received in respect of any equity in connection with such change of control or during such six-month period thereafter, with such bonus, if any, payable after such six-month anniversary or upon such termination or resignation.

EMC Change of Control Bonus Agreement

Prior to the Company’s acquisition of EMC, Mr. Severson and EMC entered into a Special Change of Control Bonus Plan dated as of June 13, 2016 (the “EMC Change of Control Bonus Agreement”), pursuant to which Mr. Severson will receive, subject to his continuous employment with EMC or its successor through January 27, 2017, a transaction bonus of $750,000 (the “EMC Change of Control Bonus”) for his efforts in connection with the Company’s successful acquisition of EMC. Under the EMC Change of Control Bonus Agreement, subject to Mr. Severson’s execution and delivery of a release agreement, in the event of Mr. Severson’s termination of employment by EMC or its successor without “cause” (as defined in the EMC Change of Control Bonus Agreement) prior to January 27, 2017, Mr. Severson will remain entitled to payment of his EMC Change of Control Bonus and to continued payment of his base salary through such date as if his employment had not terminated. Pursuant to the terms of the Employment Agreement, the Company and Mr. Severson agreed that this EMC Change of Control Bonus, if earned, will be paid to Mr. Severson prior to December 31, 2016 if Mr. Severson remains continuously employed by the Company through December 15, 2016.

Except for the Employment Agreement and the EMC Change of Control Bonus Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Severson was appointed as its Chief Financial Officer. There are no family relationships between Mr. Severson and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Zemetra Separation Agreement

In connection with Mr. Zemetra’s resignation, the Company and Mr. Zemetra have entered into a Release and Transition Services Agreement dated August 25, 2016 (the “Separation Agreement”).

Under the Separation Agreement, the Company will pay Mr. Zemetra a lump-sum cash payment of $388,522, consisting of (a) a discretionary bonus of $358,636 and (b) a transition services fee of $29,886 for his provision of these services to the Company through September 30, 2016. In addition, pursuant to the Separation Agreement, Mr. Zemetra will have until August 31, 2017 to exercise any vested Company stock options that he holds as of August 31, 2016 if the award agreements governing such stock options provide for a shorter period of exercisability following separation from the Company.

We qualify the foregoing summaries of the Employment Agreement, the EMC Change of Control Bonus Agreement and the Separation Agreement by reference to the actual agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

By:	/s/ Stephen Ballas
Name: Stephen Ballas
Title: General Counsel

Dated: August 26, 2016

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated August 25, 2016, between the Company and Thomas Severson.
10.2	Special Change of Control Bonus Plan, dated as of June 13, 2016 (incorporated by reference to Attachment C within Exhibit No. 10.1 hereto).
10.3	Release and Transition Services Agreement, dated August 25, 2016, between the Company and Michael Zemetra.

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